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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 15, 2003

Commission File No. 1-15213

Braun Consulting, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3702425 (I.R.S. Employer Identification No.)
20 West Kinzie, Suite 1600 Chicago, Illinois (Address of principal executive offices)	60610 (Zip Code)

Registrant's telephone number including area code: (312) 984-7000

Former name or former address, if changed since last report: Not Applicable

ITEM 4.    Changes in Registrant's Certifying Accountant

        On July 15, 2003, the Audit Committee of the Board of Directors of Braun Consulting, Inc. (the "Company") approved (1) the dismissal of Deloitte & Touche LLP ("D&T") as the Company's independent accountants and (2) to replace D&T with BDO Seidman LLP ("BDO") as the Company's independent accountants for the fiscal year ending December 31, 2003.

        The reports of D&T on the Company's financial statements for either of the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

        In connection with its audits for the two most recent fiscal years and through July 15, 2003, there have been no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of D&T, would have caused it to make reference to the subject matter of the disagreements in connection with it reports on the financial statements for such years. During the two most recent fiscal years and through July 15, 2003, there were no reportable events (as defined in Item 304 (a) (1) (v) of Regulation S-K).

        During the two most recent fiscal years and through July 15, 2003, the Company did not consult with BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304 (a) (1) (iv) of Regulation S-K) or a reportable event (as defined in Item 304 (a) (1) (v) of Regulation S-K).

        The Company has requested D&T to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements made by the Company in this Form 8-K. A copy of D&T's letter stating its agreement with such statements, dated July 18, 2003, is filed as Exhibit 16 to this Form 8-K.

ITEM 7.    Financial Statements and Exhibits

Listed below are the financial statements, proforma financial information and exhibits filed as part of this report:

(a),(b)	Not applicable
(c)	Exhibits

See Exhibit Index attached hereto and incorporate herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following person on behalf of the registrant and in the capacities indicated on July 18, 2003.

BRAUN CONSULTING, INC.
Date: July 18, 2003	/s/ THOMAS A. SCHULER Thomas A. Schuler Senior Vice President of Corporate Development and Investor Relations (Principal Financial Officer)

Exhibit Index

Exhibit Number	Name	Page Number
16	Letter of Deloitte & Touche LLP dated July 18, 2003 regarding change in certifying accountant.

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  ITEM 4. Changes in Registrant's Certifying Accountant
  ITEM 7. Financial Statements and Exhibits
SIGNATURES
Exhibit Index